UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☑ Filed by the Registrant                                                                     ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to ss.240.14a-12

GENERAL MOTORS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1)   Title of each class of securities to which transaction applies:

 (2)   Aggregate number of securities to which transaction applies:

 (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 (4)   Proposed maximum aggregate value of transaction:

 (5)   Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and  identify the filing for which the offsetting fee was paid previously. Identify the previous filing by  registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

On April 12, 2017, General Motors Company posted the following statement on its investor relations website (www.gm.com/investors) and its corporate newsroom website (www.media.gm.com/media):

GM Statement in Response to Greenlight Capital’s Preliminary Proxy Filing

Wed, Apr 12 2017

General Motors has reviewed the preliminary proxy materials filed by Greenlight Capital. Our evaluation of the overall proposal remains unchanged.

General Motors presented Greenlight’s Dividend Share idea to the rating agencies fully and fairly. The rating agencies’ public statements issued regarding the Greenlight proposal clearly indicate that they understood the idea in all its facets, and would represent a credit negative if implemented. Any suggestion to the contrary is baseless and irresponsible.

Important Additional Information Regarding Proxy Solicitation

General Motors Company (“GM”) has filed a preliminary proxy statement and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for GM’s 2017 Annual Meeting (the “Preliminary Proxy Statement”). GM, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in GM’s securities are not reported, or have changed since the amounts described, in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of GM’s Board of Directors for election at the 2017 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by GM free of charge from the SEC’s website, www.sec.gov. GM’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to GM Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or at shareholder.relations@gm.com or from the investor relations section of GM’s website, http://www.gm.com/investors.